Exhibit 10.5
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     This Third Amendment to Loan and Security Agreement is entered into as of June 20, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and LAUREATE PHARMA, INC. (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 1, 2004, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2005 and that certain Second Amendment to Loan and Security Agreement dated as of May 6, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. Section 4 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “4. CREATION OF SECURITY INTEREST.
          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.
          4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.
          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.”
     2. Exhibit A to the Agreement is hereby replaced with the attached Exhibit A.
     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
     4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
          (a) this Amendment, duly executed by Borrower;
          (b) Corporation Resolutions to Borrow and Incumbency Certification, duly executed by Borrower;
          (c) An Affirmation of Guaranty, duly executed by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.;
          (d) A legal fee from the Borrower in the amount of $350;
          (e) an amount equal to all Bank Expenses incurred through the date of this Amendment; and
          (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LAUREATE PHARMA, INC.
By:	/s/ Christopher J. Davis
Title: Vice President

COMERICA BANK
By:	/s/ Peter Gibson
Title: Vice President

EXHIBIT A
     All personal property of Debtor whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
     (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
     (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
     (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
     (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
     (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.
Notwithstanding any of the foregoing, “Collateral” shall not include (i) intellectual property owned by a client of Borrower; or (ii) any rights of Borrower’s clients in and to Borrower’s intellectual property under Borrower’s agreements with such clients, provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing. Any Lien Bank may have in intellectual property sold or otherwise transferred to a client of Borrower in the ordinary course of business shall be automatically released (provided that such release shall not extend to accounts and general intangibles that consist of rights to payment and proceeds from such sale or transfer received by Borrower).
Notwithstanding the foregoing, the term “Collateral” shall not include any Equipment not financed by Bank (or, if financed by Bank, with respect to which Bank has been repaid) to the extent the granting of security interest therein is prohibited by or would constitute a default under any agreement or document governing such property, including without limitation an agreement pursuant to which a third party agrees to finance or refinance such Equipment; provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute “Collateral”.